As filed with the United States Securities and Exchange Commission on July 18, 2025.

Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TECOGEN INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	3585 (Primary Standard Industrial Classification Code Number)	04-3536131 (IRS Employer Identification Number)

76 Treble Cove Road
Building 1
North Billerica, MA 01862
781.466.6400
(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

John K. Whiting, IV, Esq.
General Counsel
Tecogen Inc.
76 Treble Cove Road
Building 1
North Billerica, Massachusetts 01862
Telephone: 781.466.6016
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of Communications to:

Neil R.E. Carr, Esq. Somertons, PLLC 1025 Connecticut Avenue, N.W. Suite 1000 Washington, D.C. 20036 Telephone: 202.459.4651	M. Ali Panjwani, Esq. Pryor Cashman LLP 7 Times Square 40th Floor New York, NY 10035 Telephone: 212.326.0820
Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
(File No. 333-288668)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐        Accelerated filer ☐        Non-accelerated filer

Smaller reporting company     Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.
________________________________________________________________________________________________________

The Registration Statement shall become effective upon filing with the Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-1 (“Registration Statement”) of Tecogen Inc, a Delaware corporation (“Company”), is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (“Securities Act”), for the sole purpose of increasing the aggregate number of shares of common stock, $.001 par value per share (“common stock”), offered by the Company by 918,333 shares, of which 85,000 are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of the Company’s common stock. The contents of the Registration Statement on Form S-1, as amended (File No. 333-288668), initially filed by the Company with the Securities and Exchange Commission (“SEC”) pursuant to the Securities Act on July 15, 2025 (as amended, “Initial Registration Statement”), and which was declared effective by the SEC on July 17, 2025, including all exhibit thereto, are incorporated by reference into this Registration Statement.

The additional shares of common stock that are being registered for sale hereby are in an amount and at a price that together represents no more than 20% of the maximum aggregate offering price set forth in the Calculation of Filing Fee Table filed as Exhibit 107.1 to the Initial Registration Statement.

The required opinion and consents are listed in Part II, Item 16 of this Registration Statement and filed herewith or incorporated herein by reference.

PART II

Information Not Required in Prospectus

Item 16. Exhibits and Financial Statement Schedules.

The following documents are filed as exhibits to this registration statement, and all other exhibits previously filed as exhibits to the registrant’s Registration Statement on Form S-1 (File No. 333-288668), are incorporated by reference into, and shall be deemed to be a part of this filing.

EXHIBIT INDEX

Exhibit Number	Description
5.1	Legal Opinion of Somertons, PLLC, filed herewith.
23.1	Consent of Wolf & Company, P.C., filed herewith.
23.2	Consent of Somertons, PLLC (included in Exhibit 5.1 hereto).
24.1	Power of Attorney of certain directors and officers of the Registrant. *
107.1	Filing Fee Table, filed herewith.

*
Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-288668) originally filed with the Securities and Exchange Commission on July 15, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of North Billerica, Commonwealth of Massachusetts, on July 18, 2025.

TECOGEN INC.
By: /s/ Abinand Rangesh Abinand Rangesh Chief Executive Officer and Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Abinand Rangesh Abinand Rangesh	Chief Executive Officer, Chief Financial Officer, and Director (Principal Executive Officer and Principal Financial Officer)	7/18/2025

/s/ Roger P. Deschenes Roger P. Deschenes	Chief Accounting Officer (Principal Accounting Officer)	7/18/2025
	Director and Chairperson	7/18/2025
*
Angelina M. Galiteva
*	Lead Director	7/18/2025
John N. Hatsopoulos
	Director	7/18/2025
Ahmed F. Ghoniem
*	Director	7/18/2025
Earl R. Lewis, III
*	Director	7/18/2025
Susan F. Hirsch
*	Director	7/18/2025
John M. Albertine

*    By: /s/ John K. Whiting, IV
        John K. Whiting, IV
        Attorney-in-Fact
II-2